Exhibit 99.(4)(t)(ii)

FIFTH AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AMENDMENT effective as of the 1st day of October, 2016.

WHEREAS, Jefferson National Life Insurance Company (“Company”), Waddell & Reed, Inc. (“W&R”), distributor for Ivy Funds Variable Insurance Portfolios, and Ivy Funds Variable Insurance Portfolios  (the “Ivy Funds VIP”) entered into said Participation Agreement dated October 5, 2009, as amended, (the “Agreement”); and

WHREAS, effective October 1, 2016, W&R was replaced by Ivy Distributors, Inc. (“IDI”), an affiliate of Waddell & Reed, Inc., as the principal underwriter of Ivy Funds VIP;

WHEREAS, effective October 1, 2016, Ivy Funds VIP changed its name to Ivy Variable Insurance Portfolios (“Ivy VIP”);

WHEREAS, effective October 1, 2016, Waddell & Reed Investment Management Company was replaced by Ivy Investment Management Company, an affiliate of Waddell & Reed, Inc., as the investment manager of the Trust to provide investment advisory services to each series of the Trust;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

1.                                      Effective as of October 1, 2016, W&R is no longer a party to the Agreement and IDI replaces W&R as a party to the Agreement.

2.                                      Effective as of October 1, 2016, all references to W&R in the Agreement are hereby changed to IDI.

3.                                      Effective as of October 1, 2016, all references to Ivy Funds VIP in the Agreement are hereby changed to Ivy VIP.

4.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date first above written.

WADDELL & REED, INC.		IVY DISTRIBUTORS, INC.

By: Thomas W. Butch		By: Thomas W. Butch
Title: Chief Executive Officer		Title: President

IVY VARIABLE INSURANCE PORTFOLIOS

By: Philip J. Sanders
Title: President

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	Craig A. Hawley

Title: General Counsel & Secretary